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                                  EXHIBIT 10.47

                              CONSULTING AGREEMENT

                                     BETWEEN

                           THEHEALTHCHANNEL.COM, INC.

                                       AND

                               LAWRENCE W. HORWITZ

                              DATED JANUARY 5, 2000





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                              CONSULTING AGREEMENT

         This Consulting Agreement (this "Agreement") is made and entered into as of January 5, 2000, by and between TheHealthChannel.com, Inc. (hereinafter referred to as the "Company") and Lawrence W. Horwitz (hereinafter referred to as the "Consultant") (collectively, the "Parties").

                                    RECITALS

         WHEREAS, Consultant has certain experience in review and analysis of companies, financial statements, prospects, and transactions; and

         WHEREAS, the Company wishes to engage the services of the Consultant to assist the Company in reviewing and analyzing potential customers, joint venture and other business opportunities of the Company.

         NOW, THEREFORE, in consideration of the mutual promises herein contained, the Parties hereto hereby agree as follows:

1.     CONSULTING SERVICES

       Attached hereto as Exhibit A and incorporated herein by this reference is a description of the services to be provided by the Consultant hereunder (the "Consulting Services"). Consultant hereby agrees to utilize his best efforts in performing the Consulting Services, however, Consultant makes no warranties, representations, or guarantees regarding any corporate strategies attempted by the Company or the eventual effectiveness of the Consulting Services.

2.     TERM OF AGREEMENT

       This Agreement shall be in full force and effect commencing upon the date hereof. This Agreement has a term of one year beginning on the date hereof. This Agreement shall be renewed automatically for succeeding terms of one year each unless either party gives notice to the other at least 30 days prior to the expiration of any term of their intention not to renew this Agreement. Either party hereto shall have the right to terminate this Agreement without notice in the event of the death, bankruptcy, insolvency, or assignment for the benefit of creditors of the other party. Consultant shall have the right to terminate this Agreement if Company fails to comply with the terms of this Agreement, including without limitation its responsibilities for fees as set forth in this Agreement, and such failure continues unremedied for a period of 30 days after written notice to the Company by Consultant. The Company shall have the right to terminate this Agreement upon delivery to Consultant of notice setting forth with specificity facts comprising a material breach of this Agreement by Consultant. Consultant shall have 30 days to remedy such breach.

3.     TIME DEVOTED BY CONSULTANT

       It is anticipated that the Consultant shall spend as much time as deemed necessary by the Consultant in order to perform the obligations of Consultant hereunder. The Company understands that this amount of time may vary and that the Consultant may perform Consulting Services for other companies.

4.     PLACE WHERE SERVICES WILL BE PERFORMED

       The Consultant will perform most services in accordance with this Agreement at Consultant's offices. In addition, the Consultant will perform services on the telephone and at such other place(s) as necessary to perform these services in accordance with this Agreement.

5.     COMPENSATION TO CONSULTANT

       The Consultant's compensation for the Consulting Services shall be as set forth in Exhibit B attached hereto and incorporated herein by this reference.

6.     INDEPENDENT CONTRACTOR


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       Both Company and the Consultant agree that the Consultant will act as an independent contractor in the performance of his duties under this Agreement. Nothing contained in this Agreement shall be construed to imply that Consultant, or any employee, agent or other authorized representative of Consultant, is a partner, joint venturer, agent, officer or employee of Company.

7.     CONFIDENTIAL INFORMATION

       The Consultant and the Company acknowledge that each will have access to proprietary information regarding the business operations of the other and agree to keep all such information secret and confidential and not to use or disclose any such information to any individual or organization without the non-disclosing Parties prior written consent. It is hereby agreed that from time to time Consultant and the Company may designate certain disclosed information as confidential for purposes of this Agreement.

8.     INDEMNIFICATION

       The Company hereby agrees to indemnify and hold Consultant harmless from any and all liabilities incurred by Consultant under the Securities Act of 1933, as amended (the "Act"), the various state securities acts, or otherwise, insofar as such liabilities arise out of or are based upon (i) any material misstatement or omission contained in any offering documents provided by the Company (ii) any actions by the Company, direct or indirect, in connection with any offering by the Company, in violation of any applicable federal or state securities laws or regulations, or (iii) a breach of this Agreement by the Company. Furthermore, the Company agrees to reimburse Consultant for any legal or other expenses incurred by Consultant in connection with investigating or defending any action, proceeding, investigation, or claim in connection herewith. The indemnity obligations of the Company under this paragraph shall extend to the shareholders, directors, officers, employees, agents, and control persons of Consultant.

       It is hereby agreed that Consultant has a conflict of interest in entering into this Agreement with the Company. The Company has been advised of this conflict of interest and to its right to seek independent counsel. By affixing its signature below the Company is hereby waiving its right to independent counsel as well as waiving the conflict of interest.

9.     MISCELLANEOUS

       (A) Any controversy arising out of or relating to this Agreement or any modification or extension thereof, including any claim for damages and/or rescission shall be settled by arbitration in Orange County, California in accordance with the Commercial Arbitration Rules of the American Arbitration Association before a panel of three arbitrators. The arbitrators sitting in any such controversy shall have no power to alter or modify any express provisions of this Agreement or to render any award which by its terms effects any such alteration, or modification subject to 11(G). This Section 11 shall survive the termination of this Agreement.

       (B) If either party to this Agreement brings an action on this Agreement, the prevailing party shall be entitled to reasonable expenses therefore, including, but not limited to, attorneys' fees and expenses and court costs.

       (C) This Agreement shall inure to the benefit of the Parties hereto, their administrators and successors in interest. This Agreement shall not be assignable by either party hereto without the prior written consent of the other.

       (D) This Agreement contains the entire understanding of the Parties and supersedes all prior agreements between them.

       (E) This Agreement shall be constructed and interpreted in accordance with and the governed by the laws of the State of California.

       (F) No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the Parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.


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       (G) If any provision hereof is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable. This Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.


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       IN WITNESS WHEREOF, the Parties hereto have placed their signatures hereon on the day and year first above written.

Thehealthchannel.com, Inc.        Lawrence W. Horwitz



By:/s/ Tom Lonergaan              By:  /s/ Lawrence W. Horwitz
   ------------------------          ---------------------------
Name: Tom Lonergan                         Name:  Lawrence W. Horwitz
     ---------------------------                 ------------------------
Its: COO
    ---------------------------


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                                    EXHIBIT A
                       DESCRIPTION OF CONSULTING SERVICES


       Consultant shall perform the following services upon the request of Company for any clients or potential clients of Company pursuant to the terms of this Agreement:

       (1) Due diligence services, including, but not limited to, the following:

              (a) Review of history of potential joint venture and acquisition candidates;

              (b) Review of existing and proposed capital structure of potential joint venture and acquisition candidates;

              (c) Review latest year-end and current interim financial statements;

              (d)    Review management`s estimated use of proceeds;

              (e)    Review of proposed transactions and financing;

              (f) Analysis of management structure, including organizational chart, and requirements and compensation agreements;

              (g) Analysis of financial forecasts relating to the Company and the reasonableness of such projections incorporating potential ROI projections; and

              (h) Site visits to the Company's offices to collect relevant data and conduct due diligence interviews.

       (2) Negotiation services, including, but not limited to, representing and assisting the Company with any and all meetings or negotiations with its partners, merchants, equity partners, debt sources, and any other individuals and entities as reasonable and necessary to assist the Company with its business.

       (3) Advisory services such as are reasonable and necessary to assist the Company with its business, including, but not limited to the following:

              (a)    Preparation  business plans for the company;

              (b)    Identification and interviewing of potential employees

              (c) Research and analysis regarding relevant industry trends and leaders.

              The above services will be further defined and delineated by the Company's board of directors from time to time as necessary.


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                                    EXHIBIT B
                              TERMS OF COMPENSATION

       The Consultant's compensation hereunder shall be as follows:

       Consultant shall receive 1.25 million shares as initial compensation. Under separate agreement, it is hereby acknowledged that Consultant shall: (a) be subject to a trading lock-up; and (b) be entitled to additional shares to assure that Consultant's aggregate compensation is valued at $500,000.